Exhibit 21



         Subsidiary                                         Jurisdiction
         ----------                                         ------------

         Four Oaks Bank & Trust Company                     North Carolina

         Four Oaks Mortgage Services, L.L.C.                North Carolina

         Four Oaks Mortgage Company, L.P.                   Texas



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